Press Release



               Peoples Financial Services Corp. Increases Dividend

The Board of Directors of Peoples Financial Services Corp., the parent company of Peoples National Bank, recently voted to increase the regular quarterly dividend from $0.12 to $0.13, an increase of 8.3%. The dividend will be payable on May 14, 1999 to shareholders of record April 30, 1999.

Continued good earnings and favorable future prospects were given as reasons for the increase. PNB is headquartered in Hallstead with branch offices in Hallstead Plaza, Hop Bottom, Susquehanna, Montrose and Springville in Susquehanna County as well as offices in Nicholson, Tunkhannock and Meshoppen in Wyoming County.